Exhibit 99.1

Paycom Software, Inc. Reports Third Quarter 2019 Results

Third Quarter Revenues of $175.0 million, up 31% from the prior year period

Third Quarter GAAP Net Income of $39.2 million, or $0.67 per diluted share, up 36% from the prior year period

Third Quarter Non-GAAP Net Income of $41.1 million, or $0.70 per diluted share, up 34% from the prior year period

Third Quarter Adjusted EBITDA of $66.6 million, up 35% from the prior year period

OKLAHOMA CITY – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter ended September 30, 2019.

“We had a particularly strong quarter with robust new client additions and strong demand for our employee-friendly, easy-to-use Human Capital Management (HCM) solutions,” said Paycom’s founder and CEO, Chad Richison. “We continue to expand our market share from a small base in a very large and growing HCM market by delivering tremendous value to our clients through innovative tools and a focus on employee usage.  With these strong results and the momentum we are carrying into the fourth quarter, we are again in a position to raise our outlook for the full year.”

Financial Highlights for the Third Quarter of 2019

Total Revenues of $175.0 million represented a 31% increase compared to total revenues of $133.3 million in the same period last year. Recurring revenues of $171.4 million also increased 31% from the comparable prior year period, and constituted 98% of total revenues.

GAAP Net Income was $39.2 million, or $0.67 per diluted share, compared to GAAP net income of $28.8 million, or $0.49 per diluted share, in the same period last year.

Non-GAAP Net Income1 was $41.1 million, or $0.70 per diluted share, compared to $30.6 million, or $0.52 per diluted share, in the same period last year.

Adjusted EBITDA1 was $66.6 million, compared to $49.2 million in the same period last year.

Cash and Cash Equivalents were $108.1 million as of September 30, 2019, compared to $45.7 million as of December 31, 2018.

Total Debt, Net was $33.1 million as of September 30, 2019, compared to $34.4 million as of December 31, 2018.

1 Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. Please see the discussion below under the heading "Use of Non-GAAP Financial Information" and the reconciliations at the end of this release for additional information concerning these and other non-GAAP financial measures.

Financial Outlook

Paycom provides the following expected financial guidance for the quarter and year ending December 31, 2019:

Quarter Ending December 31, 2019

Total Revenues in the range of $188.5 million to $190.5 million.

Adjusted EBITDA in the range of $72.0 million to $74.0 million.

Year Ending December 31, 2019

Total Revenues in the range of $733 million to $735 million.

Adjusted EBITDA in the range of $311 million to $313 million.

We have not reconciled the forward-looking adjusted EBITDA ranges presented above and discussed on the teleconference call to net income, nor the forward-looking adjusted EBITDA margins discussed on the teleconference call to a comparable GAAP measure, because applicable information for future periods, on which these reconciliations would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense, change in fair value of our interest rate swap and other items.  Further, we have not reconciled the forward-looking adjusted gross margin range discussed on the teleconference call to GAAP gross margin because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, cost of revenues, including non-cash stock-based compensation expense.  Accordingly, reconciliations of these adjusted EBITDA ranges to net income, the adjusted EBITDA margins to a comparable GAAP measure and the adjusted gross margin range to gross margin are not available at this time without unreasonable effort.

Exhibit 99.1

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including adjusted EBITDA, non-GAAP net income, adjusted gross profit, adjusted gross margin, adjusted sales and marketing expenses, adjusted administrative expenses, adjusted research and development expenses and adjusted research and development costs. Management uses these non-GAAP financial measures as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define (i) adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap,  (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap, all of which are adjusted for the effect of income taxes, (iii) adjusted gross profit as gross profit plus applicable non-cash stock-based compensation expense, (iv) adjusted gross margin as gross profit plus applicable non-cash stock-based compensation expense, divided by total revenues, (v) each adjusted expense item as the GAAP expense amount less applicable non-cash stock-based compensation expense,  (vi) adjusted research and development costs as total research and development costs (including the capitalized portion) less applicable non-cash stock-based compensation (including the capitalized portion) and (vii) adjusted EBITDA margin as adjusted EBITDA (calculated as described in clause (i)) divided by total revenues. The non-GAAP financial measures presented in this press release and discussed on the related teleconference call provide investors with greater transparency to the information used by management in its financial and operational decision-making.  We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release and discussed on the related teleconference call, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for net income, gross profit, gross margin, research and development expenses, sales and marketing expenses, administrative expenses and research and development costs. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation, or as a substitute for the consolidated statements of income data prepared in accordance with GAAP. The non-GAAP financial measures that we present may not be comparable to similar titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, October 29, 2019, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (866) 362-4443 (domestic) or (412) 317-5229 (international) and announce Paycom as the conference name to the operator. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com. A replay of this conference call can also be accessed by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) until November 5, 2019. The replay passcode is 10135481.

About Paycom

As a leader in payroll and HR technology, Oklahoma City-based Paycom redefines the human capital management industry by allowing companies to effectively navigate a rapidly changing business environment. Its cloud-based software solution is based on a core system of record maintained in a single database for all human capital management functions, providing the functionality that businesses need to manage the complete employment lifecycle, from recruitment to retirement. Paycom has the ability to serve businesses of all sizes and in every industry. As one of the leading human capital management providers, Paycom serves clients in all 50 states from offices across the country.

Exhibit 99.1

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to Paycom’s estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; the impact of future regulatory, judicial, or legislative changes; how certain factors affecting our performance correlate to improvement or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; the timeline for construction of our new Texas operations facility; new job creation at our new Texas operations facility; our plans regarding our capital expenditures and investment activity as our business grows; our expected income tax rate for future periods; and our plans to purchase shares of our common stock through a stock repurchase plan.  In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “expect,” “may,” “might,” “plan,” “possible,” “potential,” “project,” “should,” “would,” and similar expressions or the negative of such terms or other comparable terminology. These forward-looking statements speak only as of the date hereof and are subject to business and economic risks.  As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our most recent Annual Report on Form 10-K.  We do not undertake any obligation to update or revise the forward-looking statements to reflect events or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Exhibit 99.1

Paycom Software, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts)

	September 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$108,127	$45,718
Accounts receivable	2,609	3,414
Prepaid expenses	12,724	7,658
Inventory	700	797
Income tax receivable	9,512	3,962
Deferred contract costs	43,385	35,286
Current assets before funds held for clients	177,057	96,835
Funds held for clients	835,918	967,787
Total current assets	1,012,975	1,064,622
Property and equipment, net	224,035	176,962
Goodwill	51,889	51,889
Long-term deferred contract costs	272,783	225,459
Other assets	30,345	2,994
Total assets	$1,592,027	$1,521,926
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,693	$6,288
Accrued commissions and bonuses	8,432	10,671
Accrued payroll and vacation	17,672	10,741
Deferred revenue	10,634	8,980
Current portion of long-term debt	1,775	1,775
Accrued expenses and other current liabilities	39,354	22,440
Current liabilities before client funds obligation	82,560	60,895
Client funds obligation	835,918	967,787
Total current liabilities	918,478	1,028,682
Deferred income tax liabilities, net	85,921	70,206
Long-term deferred revenue	62,731	55,671
Net long-term debt, less current portion	31,293	32,614
Other long-term liabilities	18,706	—
Total long-term liabilities	198,651	158,491
Total liabilities	1,117,129	1,187,173
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value (100,000 shares authorized, 61,346 and 60,747 shares issued at September 30, 2019 and December 31, 2018, respectively; 57,657 and 57,277 shares outstanding at September 30, 2019 and December 31, 2018, respectively)	612	607
Additional paid-in capital	250,853	203,680
Retained earnings	530,786	395,590
Treasury stock, at cost (3,688 and 3,470 shares at September 30, 2019 and December 31, 2018, respectively)	(307,353)	(265,124)
Total stockholders' equity	474,898	334,753
Total liabilities and stockholders' equity	$1,592,027	$1,521,926

Exhibit 99.1

Paycom Software, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues
Recurring	$171,405	$130,830	$534,267	$409,324
Implementation and other	3,601	2,458	9,995	6,680
Total revenues	175,006	133,288	544,262	416,004
Cost of revenues
Operating expenses	21,088	18,158	66,153	56,403
Depreciation and amortization	5,304	3,967	14,796	10,258
Total cost of revenues	26,392	22,125	80,949	66,661
Administrative expenses
Sales and marketing	47,060	37,183	128,280	101,182
Research and development	19,605	11,526	54,869	33,507
General and administrative	25,728	22,048	98,386	73,700
Depreciation and amortization	5,665	4,161	15,848	10,652
Total administrative expenses	98,058	74,918	297,383	219,041
Total operating expenses	124,450	97,043	378,332	285,702
Operating income	50,556	36,245	165,930	130,302
Interest expense	(260)	(384)	(794)	(418)
Other income (expense), net	195	583	(168)	2,128
Income before income taxes	50,491	36,444	164,968	132,012
Provision for income taxes	11,339	7,675	29,772	26,361
Net income	$39,152	$28,769	$135,196	$105,651
Earnings per share, basic	$0.68	$0.50	$2.35	$1.83
Earnings per share, diluted	$0.67	$0.49	$2.31	$1.80
Weighted average shares outstanding:
Basic	57,654	57,727	57,528	57,785
Diluted	58,383	58,545	58,403	58,724

Exhibit 99.1

Paycom Software, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2019	2018(1)
Cash flows from operating activities
Net income	$135,196	$105,651
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,644	20,910
Accretion of discounts on available-for-sale securities	(646)	(860)
Amortization of debt issuance costs	26	24
Stock-based compensation expense	41,122	31,508
Cash paid for derivative settlement	(26)	(168)
(Gain)/loss on derivative	1,789	(1,259)
Deferred income taxes, net	15,715	15,077
Changes in operating assets and liabilities:
Accounts receivable	805	(637)
Prepaid expenses	(5,066)	(2,952)
Inventory	(181)	(56)
Other assets	(2,367)	(111)
Deferred contract costs	(53,654)	(39,881)
Accounts payable	(970)	1,789
Income taxes, net	(5,550)	591
Accrued commissions and bonuses	(2,239)	(3,131)
Accrued payroll and vacation	6,931	5,922
Deferred revenue	8,714	9,190
Accrued expenses and other current liabilities	6,176	4,242
Net cash provided by operating activities	176,419	145,849
Cash flows from investing activities
Purchase of short-term investments from funds held for clients	(61,268)	(137,614)
Proceeds from maturities of short-term investments from funds held for clients	54,200	95,500
Purchases of property and equipment	(71,080)	(44,264)
Net cash used in investing activities	(78,148)	(86,378)
Cash flows from financing activities
Repurchases of common stock	—	(42,857)
Withholding taxes paid related to net share settlement	(42,229)	(20,115)
Payments on long-term debt	(1,331)	(444)
Net change in client funds obligation	(131,869)	(186,454)
Payment of debt issuance costs	(16)	(58)
Net cash used in financing activities	(175,445)	(249,928)
Decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(77,174)	(190,457)
Cash, cash equivalents, restricted cash and restricted cash equivalents
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	986,464	1,098,860
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$909,290	$908,403

Reconciliation of cash, cash equivalents, restricted cash and restricted cash equivalents
Cash and cash equivalents	108,127	85,048
Restricted cash included in funds held for clients	801,163	823,355
Total cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$909,290	$908,403

1Amounts have been adjusted to reflect the adoption of Accounting Standards Update No. 2016-18.

Exhibit 99.1

Paycom Software, Inc.

Reconciliations of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income to adjusted EBITDA:
Net income	$39,152	$28,769	$135,196	$105,651
Interest expense	260	384	794	418
Provision for income taxes	11,339	7,675	29,772	26,361
Depreciation and amortization	10,969	8,128	30,644	20,910
EBITDA	61,720	44,956	196,406	153,340
Non-cash stock-based compensation expense	4,454	4,509	41,122	31,485
Change in fair value of interest rate swap	391	(285)	1,763	(1,427)
Adjusted EBITDA	$66,565	$49,180	$239,291	$183,398

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income to non-GAAP net income:
Net income	$39,152	$28,769	$135,196	$105,651
Non-cash stock-based compensation expense	4,454	4,509	41,122	31,485
Change in fair value of interest rate swap	391	(285)	1,763	(1,427)
Income tax effect on non-GAAP adjustments	(2,875)	(2,374)	(23,974)	(14,512)
Non-GAAP net income	$41,122	$30,619	$154,107	$121,197

Weighted average shares outstanding:
Basic	57,654	57,727	57,528	57,785
Diluted	58,383	58,545	58,403	58,724

Earnings per share, basic	$0.68	$0.50	$2.35	$1.83
Earnings per share, diluted	$0.67	$0.49	$2.31	$1.80
Non-GAAP net income per share, basic	$0.71	$0.53	$2.68	$2.10
Non-GAAP net income per share, diluted	$0.70	$0.52	$2.64	$2.06

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$0.68	$0.50	$2.35	$1.83
Non-cash stock-based compensation expense	0.08	0.08	0.71	0.54
Change in fair value of interest rate swap	0.01	(0.01)	0.03	(0.02)
Income tax effect on non-GAAP adjustments	(0.06)	(0.04)	(0.41)	(0.25)
Non-GAAP net income per share, basic	$0.71	$0.53	$2.68	$2.10

Exhibit 99.1

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$0.67	$0.49	$2.31	$1.80
Non-cash stock-based compensation expense	0.08	0.08	0.70	0.54
Change in fair value of interest rate swap	0.01	(0.01)	0.03	(0.03)
Income tax effect on non-GAAP adjustments	(0.06)	(0.04)	(0.40)	(0.25)
Non-GAAP net income per share, diluted	$0.70	$0.52	$2.64	$2.06

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Adjusted gross profit:
Total revenues	$175,006	$133,288	$544,262	$416,004
Less: Total cost of revenues	(26,392)	(22,125)	(80,949)	(66,661)
Total gross profit	148,614	111,163	463,313	349,343
Plus: Non-cash stock-based compensation expense	750	332	3,955	3,591
Total adjusted gross profit	$149,364	$111,495	$467,268	$352,934
Total gross margin	84.9%	83.4%	85.1%	84.0%
Total adjusted margin	85.3%	83.6%	85.9%	84.8%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Adjusted sales and marketing expenses:
Sales and marketing expenses	$47,060	$37,183	$128,280	$101,182
Less: Non-cash stock-based compensation expense	(344)	(1,976)	(5,453)	(5,332)
Total adjusted sales and marketing expenses	$46,716	$35,207	$122,827	$95,850

Total revenues	$175,006	$133,288	$544,262	$416,004
Total adjusted sales and marketing expenses as a % of revenues	26.7%	26.4%	22.6%	23.0%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Adjusted administrative expenses:
Administrative expenses	$98,058	$74,918	$297,383	$219,041
Less: Non-cash stock-based compensation expense	(3,704)	(4,177)	(37,167)	(27,894)
Total adjusted administrative expenses	$94,354	$70,741	$260,216	$191,147

Total revenues	$175,006	$133,288	$544,262	$416,004
Total adjusted administrative expenses as a % of revenues	53.9%	53.1%	47.8%	45.9%

Exhibit 99.1

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Adjusted research and development expenses:
Research and development expenses	$19,605	$11,526	$54,869	$33,507
Less: Non-cash stock-based compensation expense	(1,586)	(248)	(5,137)	(2,762)
Total adjusted research and development expenses	$18,019	$11,278	$49,732	$30,745

Total revenues	$175,006	$133,288	$544,262	$416,004
Total adjusted research and development expenses as a % of revenues	10.3%	8.5%	9.1%	7.4%

Exhibit 99.1

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Total research and development costs:
Capitalized research and development costs	$7,089	$5,211	$22,726	$16,419
Research and development expenses	19,605	11,526	54,869	33,507
Total research and development costs	$26,694	$16,737	$77,595	$49,926

Total revenues	$175,006	$133,288	$544,262	$416,004
Total research and development costs as a % of revenues	15.3%	12.6%	14.3%	12.0%

Total adjusted research and development costs:
Total research and development costs	$26,694	$16,737	$77,595	$49,926
Less: Capitalized non-cash stock-based compensation	(334)	(384)	(4,287)	(3,329)
Less: Non-cash stock-based compensation expense	(1,586)	(248)	(5,137)	(2,762)
Total adjusted research and development costs	$24,774	$16,105	$68,171	$43,835

Total revenues	$175,006	$133,288	$544,262	$416,004
Total adjusted research and development costs as a % of revenues	14.2%	12.1%	12.5%	10.5%

Exhibit 99.1

Paycom Software, Inc.

Breakout of Non-Cash Stock-Based Compensation Expense

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Non-cash stock-based compensation expense:
Operating expenses	$750	$332	$3,955	$3,591
Sales and marketing	344	1,976	5,453	5,332
Research and development	1,586	248	5,137	2,762
General and administrative	1,774	1,953	26,577	19,800
Total non-cash stock-based compensation expense	$4,454	$4,509	$41,122	$31,485

Contact

Paycom Software, Inc.

Investor Relations Contact:

James Samford, 800-580-4505 investors@paycom.com

Source: Paycom Software, Inc.